Exhibit 10.5

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT the “Agreement”) is entered into as of September 13, 2007 (“Effective Date”) by and between Prometheus Laboratories Inc., a California corporation, having a principal place of business at 9410 Carroll Park Drive, San Diego, California 92121, and its Affiliates (“Prometheus”), and Proprius, Inc., a Delaware corporation, having a principal place of business at 12264 El Camino Real, Suite 350, San Diego, California 92130, and its Affiliates (“Proprius”).

BACKGROUND

WHEREAS, Prometheus has developed Patent Rights and Prometheus Know-how (each as defined below) relating to methotrexate metabolites and pharmacogenetics;

WHEREAS, Proprius has expertise regarding research and development, clinical development, marketing and sale of therapeutics and diagnostics in rheumatologic and autoimmune diseases; and

WHEREAS, Prometheus desires to grant Proprius a license on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and obligations contained herein, Prometheus and Proprius agree as follows:

1.	DEFINITIONS

1.1 “Affiliate” of an entity shall mean any entity that controls, is controlled by, or is under common control with such entity. An entity shall be deemed to be in control of another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting equity of the other entity (or other equity or ownership voting interest in the event that such entity is other than a corporation).

1.2 “Confidential Information” shall mean all written information and data provided by one Party to the other hereunder and marked “Confidential” or a reasonable equivalent thereof or, if disclosed orally, visually or in some other form, is summarized in a writing identified as “Confidential” or a reasonable equivalent thereof and provided to the other Party within thirty (30) days of such disclosure; provided, however, that during the term of this Agreement, the Prometheus Know-how shall be deemed the Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information of a Party shall not include information that the other Party (the “recipient”) can demonstrate:

(a) is known to the recipient and not subject to prior confidentiality obligations to Prometheus (i.e., knowledge of former Prometheus employees), as evidenced by its written records, before receipt thereof under this Agreement;

(b) is disclosed to the recipient without restriction after acceptance of this Agreement by a Third Party who has the right to make such disclosure;

(c) is or becomes part of the public domain through no breach of this Agreement; or

(d) is independently developed, as evidenced by its written records, by or for the recipient by individuals or entities who have not had access to the information disclosed hereunder.

1.3 “Contract Quarter” shall mean a period of three (3) consecutive months ending on March 31, June 30, September 30 or December 31; provided, however, that each of the first and last Contract Quarters during the term of this Agreement may be less than three (3) full consecutive months.

1.4 “Contract Year” shall mean a period of four (4) consecutive Contract Quarters ending on December 31 of any calendar year; provided, however, that the first and last Contract Years during the term of this Agreement may be less than four (4) consecutive Contract Quarters in that the first Contract Year shall begin on the Effective Date, and the last Contract Year shall end upon termination or expiration of this Agreement in accordance with Article 10.

1.5 “FDA” shall mean the United States Food and Drug Administration or its successor entity.

1.6 “Inventors” shall mean the inventors named in the patents and patent applications listed in Exhibit 1.9 hereto.

1.7 “Licensed Product” shall mean any product, product part or service which is made, used, distributed or sold and which, but for the licenses granted in Article 2 of this Agreement, would infringe a Valid Claim in the Patent Rights, in a country in which it is made, used, distributed, sold or imported.

1.8 “Net Sales” shall mean the gross [***] price of Licensed Products sold to a Third Party (other than a Sublicensee, unless such Sublicensee is the end user of such Licensed Products), less the following: (a) credits, allowances, discounts, rebates and chargebacks provided to a Third Party; (b) freight, postage, transportation and insurance costs incurred in delivering Licensed Products (only to the extent such costs are included in such gross invoiced price); (c) cash, quantity and trade discounts actually given to Third Parties; (d) rebates and administrative fees actually paid to group purchasing organizations; (e) sales, use, value-added, excise and other similar taxes to the extent included in such gross invoiced price; and (f) custom duties, surcharges and other governmental charges incurred in connection with the exportation or importation of Licensed Products to the extent such amounts are included in such gross invoiced price. All such amounts set forth above shall be determined in accordance with generally accepted accounting principles (“GAAP”).

Notwithstanding the foregoing, if a Licensed Product is sold or provided as part of a system, package, or combination product or service that contains one or more components that could be sold separately (a “Combination Product”), Net Sales of a Combination Product will be calculated by multiplying the Net Sales from the sale of such Combination Product (determined in accordance with the preceding paragraph) by the fraction A/B where “A” is the fair market value of the Licensed Product when supplied or priced separately from the other components of the Combination Product, and “B” is the fair market value of the Combination Product. In the event that no market price is available for the Licensed Product when supplied or priced separately from the other components, fair market value shall be determined in good faith by Proprius and Prometheus taking into account, among other factors as the parties may deem relevant, the number of components in such Combination Product.

For purposes of this Section 1.8, fair market value shall mean the gross sales price to a Third Party in an arm’s-length sale or exchange of consideration for an identical item or service sold or provided in the same quantity and at the same time and place as the sale or exchange for which such gross sales price or value is to be determined.

1.9 “Patent Rights” shall mean the patents and the patent applications listed in Exhibit 1.9, and all provisionals, substitutions, extensions, re-examinations, reissues, renewals, divisions,

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continuations, improvements or continuations-in-part therefor or thereof, and all patents claiming priority to any such patents or patent applications to the extent owned or controlled by Prometheus and all foreign counterparts of the foregoing.

1.10 “Party” shall mean either Prometheus or Proprius and “Parties” shall mean both Prometheus and Proprius.

1.11 “Prometheus Know-how” shall mean all non-patented and unpublished documentation, information and data relating solely to the development of products based solely on the Patent Rights owned or controlled by Prometheus, as of the Effective Date. Prometheus Know-how shall only include research, clinical and manufacturing data and documentation, sample report forms from the clinical studies, case report forms, clinical databases, protocols and completed patient informed consent forms, copies of research notebooks standard operating procedures and laboratory procedures, New York State validation reports, raw clinical data files, marketing materials, clinical experience program data, and animation files, draft sales aids or other promotional material, and market research; all to be provided “as is” without any representation or warranty regarding accuracy or completeness or compliance with laws, regulations or guidance documents and the extent available and transferable.

1.12 “Reasonable Commercial Efforts” shall mean [***]

1.13 “Regulatory Authority” or “Regulatory Authorities” shall mean any federal, state, local or international regulatory agency, department, bureau or other governmental entity, including, but not limited to, the FDA, which is responsible for issuing approvals, licenses, registrations or authorizations necessary for the manufacture, use, storage, import, transport or sale of Licensed Products in a regulatory jurisdiction.

1.14 “Samples” shall mean, to the extent in the possession and control of Prometheus as of the Effective Date, all serum specimens, plasma specimens, blood specimens, red blood cells, leukocytes, DNA or RNA material and lymphoblastoid cells generated from patients and/or healthy human subjects, used by the Inventors in their discovery of, and other research on, the development of products based solely on the Patent Rights.

1.15 “Sublicensee” shall mean a Third Party to which Proprius, its Affiliate or Sublicensee grants a sublicense of its rights under this Agreement.

1.16 “Sublicensee Royalties” shall mean [***]

1.17 “Sublicense Fees” shall mean [***]

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[***]

1.18 “Territory” shall mean the entire world.

1.19 “Third Party” shall mean a natural person, corporation, partnership, joint venture, trust, any governmental authority or other business entity or organization, and any other recognized organization other than the Parties and/or their Affiliates.

1.20 “Trademarks” shall mean “Trexscore” and “Veritrex”.

1.21 “Valid Claim” shall mean a claim of (a) an issued or granted and unexpired patent included in Patent Rights, which claim has not been held invalid or unenforceable by a court or agency of competent jurisdiction from which no further appeal can be taken, or which has not been admitted by the patentee to be invalid or unenforceable; or (b) a pending patent application included in the Patent Rights, so long as such application is being prosecuted and the claim in question has not been abandoned by the owner of the application and provided that such patent application has not been pending for more than [***] from the earliest filing date from which such claim takes priority in the country in question.

2.	RIGHTS GRANTED/MATERIAL TRANSFER

2.1 License to Patent Rights and Prometheus Know-how. Subject to the terms and conditions of this Agreement, Prometheus hereby grants to Proprius an exclusive (even as to Prometheus) royalty-bearing right and license under the Patent Rights and Prometheus Know-how, with the right to further sublicense in accordance with this Agreement, to commercialize, develop, research, use, make, have made, sell, offer for sale, have sold and import Licensed Products in the Territory. Provided, however that such right and license shall not include the right to promote any Licensed Products to gastroenterologists or to directly or indirectly, participate in the development or commercialization of any Licensed Product for use in diagnosing or treating any gastrointestinal diseases. Proprius shall have the exclusive right (even as to Prometheus) to publicly disclose or use Prometheus Know-how in support of Proprius’ and its Sublicensees’ development and commercialization efforts related to Licensed Products.

2.2 Sublicensing. [***]

2.3 Material Transfer by Prometheus. Within ninety (90) days of the Effective Date and subject to receipt of any necessary Third Party approvals or consents (which Prometheus does not guaranty or warrant will be obtainable), Prometheus shall provide to Proprius the Samples for use by Proprius solely for technology validation and development purposes with respect to Licensed Products in the Territory. Except as otherwise provided under this Agreement, all Samples will remain the sole

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property of Prometheus, will be used only by Proprius and its Sublicensees in furtherance of the development and commercialization of Licensed Products, and only in a manner consistent with the protocol originally submitted to, and approved by, the respective IRBs of the institutions through which the Samples were collected. Prometheus shall provide to Proprius true and complete copies of each such protocol and a description of the Samples to which such protocol applies. The Samples supplied under this Section 2.3 must be used with prudence and appropriate caution in any experimental work, because not all of their characteristics may be known. THE SAMPLES ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE SAMPLES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, PROMETHEUS SHALL HAVE NO LIABILITY (INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, CONSEQUENTIAL OR EXEMPLARY) TO PROPRIUS RELATING TO THE SAMPLES REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH LIABILITY OR DAMAGES.

2.4 No Implied Rights. Proprius shall have no licenses or other rights other than those expressly granted in this Agreement, and, in particular and without limiting the foregoing, nothing in this Agreement shall be construed to grant Proprius any licenses or other rights in any intellectual property rights, information or data owned or controlled by Prometheus or any of its Affiliates, except as expressly set forth in this Agreement.

2.5 Restrictions on Development and Commercialization of Licensed Products. Notwithstanding any other provision of this Agreement, during the term of this Agreement, Proprius (and its Affiliates and Sublicensees) agrees that it will not, directly or indirectly, market or promote the Licensed Products to gastroenterologists nor will it (or any of its Affiliates or Sublicensees), directly or indirectly, participate in the development or commercialization of any Licensed Product for use in diagnosing or treating any gastrointestinal diseases.

2.6 Right of First Negotiation. If, during the two (2) year period beginning on the First Commercial Sale of a Licensed Product by Proprius, (i) Proprius desires to divest or sublicense all or substantially all of its business relating to the Licensed Products (whether by sale, license or otherwise) to a Third Party, or (ii) a Third Party initiates such discussions with Proprius and Proprius is interested in entertaining such discussions (both (1) and (ii) are collectively referred to as a “Business Opportunity”), then Proprius will promptly notify Prometheus in writing thereof, with such notice containing a reasonably complete summary of reasonably available information necessary to evaluate the Business Opportunity; provided, however, that Proprius shall not be obligated to disclose to Prometheus the identity of any such Third Party, the terms proposed by such Third Party (if confidential) or any other confidential or proprietary information of such Third Party. If Prometheus indicates interest in pursuing the Business Opportunity within [***] business days of Prometheus’ receipt of Proprius’ written notice, the Parties will negotiate in good faith to enter into a definitive agreement. If the Parties are unable to enter into a definitive agreement within [***] days after Proprius’ receipt of Prometheus’ indication of interest, or if Prometheus does not so indicate an interest in pursuing the Business Opportunity within the [***] business day period, Proprius will be free to execute such Business Opportunity with a Third Party provided that Proprius shall not offer the Business Opportunity to a Third Party on terms more favorable then those offered to Prometheus or on terms worth less to Proprius then those offered by Prometheus for the Business Opportunity. In no event shall Proprius be obligated to enter into any such transaction with Prometheus. Notwithstanding anything in this Agreement to the contrary, any Business Opportunity entered into by Proprius with a Third Party will be subject to Prometheus’ rights under this Agreement, including, without limitation, Prometheus’ right to receive the payments set forth in Article 5.

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3.	LICENSED PRODUCT DEVELOPMENT AND COMMERCIALIZATION

3.1 Development and Clinical Testing Activities. Proprius shall use Reasonable Commercial Efforts to undertake development activities for the Licensed Product, including, but not limited to, conducting or having conducted, and completing or having completed, all clinical studies and other activities required for approvals from the applicable Regulatory Authorities. Proprius shall bear the costs and expenses related to the development of the Licensed Products.

3.2 Regulatory Approvals. Proprius shall use Reasonable Commercial Efforts to submit to and obtain acceptance from the applicable Regulatory Authorities of the appropriate regulatory filing for one or more Licensed Products in the Territory. In addition, and without limiting the generality of the foregoing, Proprius by either Proprius, an Affiliate or a Sublicensee shall use its Reasonable Commercial Efforts to achieve the first commercial sale of a Licensed Product in the Territory (“First Commercial Sale”) on or before December 31, 2008. Proprius shall bear the costs and expenses related to the obtaining of the appropriate regulatory approvals for the Licensed Products.

3.3 Remedies for Failure to use Reasonable Commercial Efforts to Achieve First Commercial Sale. In the event Proprius does not achieve the First Commercial Sale on or before December 31, 2008, the Parties shall discuss in good faith whether a modification of such obligation, including the date, is appropriate. Except as otherwise agreed to by the Parties pursuant to this Section 3.3, if Proprius’ failure to achieve the First Commercial Sale continues through March, 31, 2009, then Prometheus shall have the right to terminate this Agreement by written notice thereof to Proprius, as further set forth in Section 10.2.

3.4 Licensed Product Development and Marketing. Proprius shall use Reasonable Commercial Efforts, by itself, an Affiliate or through a Sublicensee, to develop Licensed Products in the United States and in such other regions in the Territory as Proprius deems commercially reasonable, and to market and sell Licensed Products in all regions in the Territory where appropriate regulatory and marketing approvals have been obtained from the applicable Regulatory Authorities. Proprius, at Proprius’ own expense, or as applicable, a Sublicensee, at its own expense, shall be responsible for all development and commercial activities related to undertaking the obligations pursuant to this Section 3.4.

3.5 Trademark License: Labeling. All packaging for Licensed Products shall display Proprius’ trade dress and a trademark suitable to Proprius which may, but need not, be a Trademark, at Proprius’ sole discretion. Prometheus hereby grants to Proprius a royalty-free license to use the Trademarks in connection with the commercialization of Licensed Products in the Territory. All packaging and labeling for Licensed Products shall include all appropriate trademark and patent markings in order to reasonably protect such Trademarks and Patent Rights. Proprius acknowledges Prometheus’ exclusive right, title and interest in and to the Trademarks and acknowledges that nothing herein will be construed to grant to Proprius any rights in such Trademarks except as expressly provided herein. Proprius further acknowledges that its use of the Trademarks will not create in Proprius any right, title or interest in the Trademarks, and that all use of the Trademarks and the goodwill generated thereby will inure solely to the benefit of Prometheus. Proprius shall make only claims, representations or warranties directly or indirectly to any Third Party about the Licensed Product that are consistent with the Licensed Product’s approval from applicable Regulatory Authorities and other scientific literature. During the Term of this Agreement, Proprius shall be solely responsible for maintaining the Trademarks, including all costs and expenses relating thereto.

3.6 Customer Service and Technical Support. Proprius, at Proprius’ own expense, or as applicable, a Sublicensee, at its own expense, shall be responsible for and use Reasonable Commercial Efforts in providing training, customer service and technical support for Licensed Products.

3.7 Export Control Laws. Proprius shall comply with all applicable export laws, restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and shall not export, or allow any export or re-export of any Confidential Information or Licensed Products in violation of any such restrictions, laws or regulations.

3.8 Progress Reports. Once every six (6) months prior to the date of the First Commercial Sale and once every Calendar Year, thereafter, Proprius will submit to Prometheus a progress report covering in reasonable detail (i) activities by Proprius related to the development and testing of Licensed Product (or the commercialization of Licensed Products after development), and (ii) the obtaining of regulatory approvals necessary for marketing Licensed Product.

4.	REGULATORY COMPLIANCE MATTERS AND COMPLAINTS

4.1 Regulatory Matters. In addition to the obligations set forth in Article 3 of this Agreement, Proprius, at Proprius’ own expense, or as applicable, a Sublicensee, at its own expense, shall be responsible for and take all appropriate corrective or other actions regarding all regulatory matters related to the Licensed Products and the Trademarks in the Territory, including responses to inquiries from Regulatory Authorities in accordance with all applicable laws.

4.2 Complaints and Recalls.

(a) Licensed Product Complaints. Proprius, at Proprius’ own expense, or as applicable, a Sublicensee at its own expense, shall investigate, respond to and take all appropriate corrective or other actions regarding all complaints associated with the manufacture and/or distribution of Licensed Products which are made, used, distributed or sold by or on behalf of Proprius or any of its Sublicensees in accordance with all applicable laws.

(b) Licensed Product Recalls. Proprius, at Proprius’ own expense, or as applicable, a Sublicensee at its own expense, and, subject to an order or directive from a Regulatory Authority, shall be responsible to conduct and to pay for the costs of any recall or withdrawal of Licensed Products made, used, distributed or sold by or on behalf of Proprius or any of its Sublicensees in accordance with all applicable laws. Promptly, in accordance with all applicable laws and if possible, prior to making such recall, Proprius shall advise Prometheus of the situation and any facts relating to the advisability of the recall, destruction or withholding from the market of the Licensed Product in the Territory.

4.3 Record keeping. Proprius (and its Affiliates and Sublicensees) shall keep records of its sales and customers and other records sufficient to adequately administer a recall of each such Licensed Product and reasonably cooperate in any decision to recall, retrieve and/or replace any Licensed Product, in accordance with all applicable laws and regulatory requirements.

4.4 Fines and Penalties. Any fines and/or penalties for failure by Proprius to comply with any requirement or regulation shall be the sole responsibility of Proprius.

5.	PAYMENTS

5.1 Up Front Fee. Within sixty (60) days after the Effective Date, Proprius shall make a nonrefundable up front payment to Prometheus of [***] U.S. Dollars (U.S.$[***] ) (the “Up Front Fee”).

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5.2 Preferred Stock. Within 30 days after the Effective Date, Proprius shall deliver to Prometheus a certificate for 200,000 shares of Proprius Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), registered in the name of Prometheus. In regard to the Preferred Stock, Proprius hereby represents and warrants as follows:

(a) Proprius has duly authorized the issuance of 38,000,000 shares of its Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment attached hereto as Exhibit 5.2 (the “Certificate of Amendment”) and Proprius has adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

(b) The authorized capital stock of Proprius (immediately prior to the issuance of the Preferred Stock to Prometheus) consists of 32,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of which 3,004,166 shares are issued and outstanding and 1,170,834 shares have been reserved for issuance pursuant to subscription, warrant, option, convertible security or other right (contingent or otherwise), and 38,000,000 shares of preferred stock (“Preferred Stock”), of which 21,000,000 shares have been designated as Series A Preferred Stock of which 6,105,406 are issued and outstanding. No other shares or series of capital has been designated or is issued or outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Preferred Stock and as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) Proprius has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) Proprius has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Proprius. All of the issued and outstanding shares of capital stock of Proprius have been offered, issued and sold by Proprius in compliance with applicable federal and state securities laws.

(c) The issuance and delivery of the shares of Series A Preferred Stock in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Preferred Stock, have been duly authorized by all necessary corporate action on the part of Proprius, and all such shares have been duly reserved for issuance. The shares of Series A Preferred Stock when so issued and delivered pursuant to this Agreement, and the shares of Common Stock issuable upon conversion of the Preferred Stock, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

In regard to the issuance of the shares of the Series A Preferred Stock to Prometheus, Prometheus hereby represents and warrants that Prometheus is acquiring the Series A Preferred Stock, and the shares of Common Stock into which the Series A Preferred Stock may be converted, for its own account for investment and not with any present intention of distributing or selling the same, and Prometheus has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Prometheus is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

5.3 Milestone Payments. In addition to the payments described in Sections 5.1 and 5.4 of this Agreement, Proprius shall make the following one-time cash milestone payments to Prometheus within ninety (90) days of the occurrence of the applicable event:

MILESTONE EVENT	PAYMENT
First Commercial Sale by Proprius, its Affiliates or Sublicensees	U.S.$	[***	]
Achievement of greater than or equal to U.S.$[***] in cumulative Net Sales of all Licensed Products (determined in the aggregate for sales by Proprius, its Affiliates and Sublicensees)	U.S.$	[***	]
Achievement of greater than or equal to U.S.$[***] in cumulative Net Sales of all Licensed Products (determined in the aggregate for sales by Proprius, its Affiliates and Sublicensees)	U.S.$	[***	]
Achievement of greater than or equal to U.S.$[***] in cumulative Net Sales of all Licensed Products (determined in the aggregate for sales by Proprius, its Affiliates and Sublicensees)	U.S.$	[***	]
Achievement of greater than or equal to U.S.$[***] in cumulative Net Sales of all Licensed Products (determined in the aggregate for sales by Proprius, its Affiliates and Sublicensees)	U.S.$	[***	]

Notwithstanding the foregoing, Proprius shall not be obligated to make payments under this Section 5.3 which total more than [***] U.S. Dollars (U.S.$[***]) in any calendar year (the “Milestone Payment Cap”). Any amounts in excess of the Milestone Payment Cap for any calendar year shall be carried forward and paid on March 31 of the next calendar year (subject again, in such calendar year, to the Milestone Payment Cap).

5.4 Royalty Payments to Prometheus. In partial consideration of the license rights granted to Proprius hereunder, Proprius shall pay to Prometheus royalties based on Net Sales of Licensed Products by Proprius and its Affiliates (but not Sublicensees provided that Sublicensees shall be included if Proprius has sublicensed its rights hereunder without having devoted material efforts to the development of Licensed Products and without retaining material development and/or commercialization rights related to the Licensed Products), in countries where a Valid Claim of the Patent Rights covering such Licensed Products exists at the rate of [***] percent ([***]%).

Subject to the termination provisions of Article 10 of this Agreement, Proprius’ obligation to pay royalties to Prometheus on Licensed Products covered by a Valid Claim of the Patent Rights in each country shall expire on the date when the last patent containing a Valid Claim in such country expires, lapses or is invalidated.

5.5 Sublicense Fees and Sublicensee Royalties. In addition to the royalties and milestones payable pursuant to Sections 5.3 and 5.4 of this Agreement, Proprius shall pay to Prometheus the following amounts:

(a) If the Sublicensee is [***] or any successor organization to [***] (hereinafter “[***]” shall include such successor organizations), then Proprius shall pay to Prometheus:

(i)	[***] percent ([***]%) of any Sublicensee Royalties received by Proprius from [***] or any of its Affiliates or Sublicensees, provided however, that under no circumstances shall such payment to Prometheus by Proprius under this Section 5.5(a)(i) be less then [***] percent ([***]%) of the Net Sales of [***] and its Affiliates or Sublicensees nor shall it be more then [***] percent ([***]%) of the Net Sales of [***] and its Affiliates or Sublicensees; plus

(ii)	[***] percent ([***]%) of Sublicense Fees received by Proprius from [***] or any of its Affiliates or Sublicensees.

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(b) In the case of any other Sublicensee:

(i)	[***] percent ([***]%) of any Sublicensee Royalties received by Proprius from such Sublicensee or any of its Affiliates or Sublicensees, provided however, that under no circumstances shall such payment to Prometheus by Proprius under this Section 5.5(b)(i) be less then [***] percent ([***]%) of the Net Sales of such Sublicensee and its Affiliates or Sublicensees nor shall it be more then [***] percent ([***]%) of the Net Sales of such Sublicensee and its Affiliates or Sublicensees; plus

(ii)	[***] percent ([***]%) of Sublicense Fees received by Proprius from such Sublicensee or any of its Affiliates or Sublicensees.

For the avoidance of doubt, except as specifically set forth above relating to [***] under Section 5.5 (a), in the event that Proprius sublicenses any or all of its rights to any other third party without having devoted material efforts to the development of Licensed Products and without retaining material development and/or commercialization rights related to the Licensed Products, Proprius shall pay to Prometheus a royalty pursuant to Section 5.4 (and not Section 5.5(b)) based upon the Net Sales of any Sublicensee’s (or its Affiliates).

5.6 Royalty Reduction. Any royalty payable to Prometheus under Section 5.4 of this Agreement may be reduced up to a maximum of [***] percent ([***]%) of the royalty otherwise due on a Calendar Quarter basis for any and all royalties to the extent, and only to the extent, it is reasonable and necessary for Proprius to pay such royalties to a Third Party in order to manufacture, use or sell a Licensed Product (up to the actual extent of the royalties paid to such Third Party) under a license of intellectual property rights entered into by Proprius with respect to the Licensed Product, provided that under no circumstances shall the royalty rate payable to Prometheus hereunder be reduced below two and one-half percent (2 1⁄2%).

5.7 Terms of Payment.

(a) Within [***] days following the end of each Contract Quarter during the Term, Proprius shall make the payments to Prometheus set forth in Sections 5.4 of this Agreement based on Net Sales during the previous Contract Quarter. Royalty payments due to Prometheus under Section 5.5 shall be due within [***] days following the end of each Contract Quarter during the Term as well.

(b) With each quarterly payment made under this Section 5.7, Proprius shall deliver to Prometheus a full and accurate accounting of all Net Sales by Proprius, and its Affiliates and Sublicensees as well as all Sublicense Fees and Sublicensee Royalties received from Sublicensees and their Affiliates, if any, for the relevant Contract Quarter. Each such report shall include at least the following information: (i) quantity of each Licensed Product sold by Proprius, and its Affiliates and Sublicensees on a country-by-country basis; (ii) gross sales of Licensed Products by Proprius, and its Affiliates and Sublicensees on country-by-country basis; (iii) any deductions from gross sales used to arrive at Net Sales; (iv) the quantity and type of Sublicense Fees and Sublicensee Royalties received from Sublicensees and their Affiliates; and (v) Proprius’ computation of the aggregate earned royalties payable to Prometheus under Sections 5.4 and 5.5, respectively.

(c) Within [***] calendar days of the end of each Calendar Quarter, Proprius shall provide Prometheus with its best estimate of all the payments due to Prometheus hereunder for such prior Calendar Quarter from Proprius, its affiliates and its Sublicensees.

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(d) All royalty and milestone and Sublicense Royalties and Sublicense Fee payments due Prometheus shall be made in United States dollars by wire transfer to a bank and account specified by Prometheus in writing. For sales made or Sublicense Fees or Sublicensee Royalties received in currency other than United States dollars, amounts payable under this Agreement shall be converted to United States dollars as would be required for reporting under GAAP. In no event shall the applicable royalties exceed the maximum amount payable under the applicable laws, regulations or administrative rulings of the territory or country which restricts the royalty rate or amount payable on Net Sales in such territory or country.

5.8 Taxation of Royalties. Where any sum due to be paid to Prometheus hereunder is subject to any withholding or similar tax, the Parties shall use reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty or appeal procedure. In the event there is no applicable double taxation agreement or treaty, or appeal procedure, or if any appeal procedure has been exhausted or if an applicable double taxation agreement or treaty or appeal procedure reduces but does not eliminate such withholding or similar tax, notwithstanding any pending appeal, Proprius shall pay such withholding or similar tax to the appropriate government authority as may be required, deduct the amount paid from the amount due Prometheus and secure and send to Prometheus reasonable evidence of such payment.

5.9 Restrictions on Remittance. If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where Licensed Products are sold, Proprius shall have the right to make such payments by depositing the amount thereof in local currency to Prometheus’ account in a bank or other depository institution in such country.

5.10 Late Payments. Any payment, including without limitation, royalty, Sublicense Fees, Sublicensee Royalties, and milestone payments, made by Proprius under this Agreement after the date such payment is due shall bear interest at the lesser of 1 1/2% per month and the maximum rate permitted by applicable law.

6.	BOOKS AND RECORDS

6.1 Procedures. Proprius shall keep full and accurate accounting records of Net Sales, Sublicense Fees and Sublicensee Royalties in sufficient detail to determine the amounts payable to Prometheus under Sections 5.3, 5.4 and 5.5. Such records, together with all necessary supporting data, shall be kept at Proprius’ offices at the address set forth above or such other address as Proprius may indicate in writing to Prometheus. Upon reasonable notice to Proprius, Prometheus shall have the right during normal business hours to have an independent certified public accounting firm to audit on a confidential basis Proprius’ financial records pertaining to Net Sales, Sublicense Fees and Sublicensee Royalties to verify the amounts payable pursuant to this Agreement; provided, however, that such audit shall neither (a) take place more frequently than once in a Contract Year, nor (b) cover records for more than the preceding three (3) Contract Years, nor (c) cover any Contract Year that was previously audited pursuant to this Section 6.1. The accounting firm will disclose to Prometheus only whether the amounts reported by Proprius are correct or incorrect and the specific details concerning any discrepancies. An adjustment in payment shall be made within five (5) business days of demonstration of any underpayment or overpayment. Any underpayment shall include interest as specified in Section 5.10.

6.2 Cost of Audits. The fees and expenses of an audit requested by Prometheus pursuant to Section 6.1 of this Agreement shall be borne by Prometheus; provided, however, that if any audit reveals that Proprius underpaid the royalties, milestone payments, Sublicense Fees or Sublicensee Royalties due under this Agreement as to the period being audited by more than ten percent (10%) of the amount that was payable for such period, then Proprius shall, in addition to paying any such deficiency, reimburse Prometheus for the cost of such audit.

6.3 Period to be Kept. Proprius shall retain all books and records it is required to maintain under Section 6.1 for [***] from the end of the Contract Year of the Net Sales (or Sublicense Fees or Sublicensee Royalties) to which the books and records pertain.

7.	REPRESENTATIONS AND WARRANTIES

7.1 Mutual Warranties. Each of the Parties represents and warrants to the other Party as follows:

(a) It is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and any person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

(c) This Agreement is legally binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity. The execution, delivery and performance of this Agreement by it does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) To the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement.

7.2 Intellectual Property Warranties. As of the effective date, Prometheus represents and warrants to Proprius as follows:

(a) Prometheus is the sole and exclusive owner, with the right to license or sublicense, of all its right, title and interest in and to the Patent Rights with the right to license to Proprius;

(b) To the best of Prometheus’ knowledge and belief without independent inquiry, the Patent Rights have not been obtained through any fraudulent activity or misrepresentation;

(c) There are no suits, claims or proceedings pending or, expressly threatened in writing, against Prometheus in any court or by or before any governmental body or agency with respect to the Patent Rights or the Prometheus Know-how or the making, having made, using, selling, offering for sale or importing Licensed Products;

(d) To the best of Prometheus’ knowledge without independent inquiry, there are no suits pending or threatened that challenge the validity of any of the patents within Patent Rights, and Prometheus has no actual knowledge of any information or action that may jeopardize the validity, enforcement or ownership of the Patent Rights; and

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(e) Prometheus does not own, control or have rights to any patents or patent applications other than those licensed or sublicensed to Proprius according to the terms of this Agreement, having claims that would restrict Proprius’ making, having made, using, selling, offering for sale or importing Licensed Products as such Licensed Products exist on the Effective Date.

7.3 Disclaimer. Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED AND IMPLIED, INCLUDING, WITHOUT LIMITATION, NONINFRINGEMENT, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED.

Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement, Prometheus makes no (a) representation or warranty as to the validity of any patent or other intellectual property rights which are the subject of this Agreement, (b) representation or warranty that anything made, used, imported, offered for sale, sold or otherwise disposed of under any of the Patent Rights or the Prometheus Know-how is or will be free from infringement of patents or other intellectual property rights of Third Parties, or (c) grant, by implication, estoppel, or otherwise, of any license, option, covenant or right other than those which are expressly stated in this Agreement, including without limitation any license under any patent or patent application (or claim thereof) not within the Patent Rights.

8.	PATENTS.

8.1 Prosecution of Patent Rights. Proprius, at Proprius’ own expense, shall file, prosecute, issue and maintain all the Patent Rights. Proprius shaft provide Prometheus the right to review and comment on draft submissions to any patent office with respect to the Patent Rights reasonably in advance of any applicable due dates. Proprius shall consider in good faith the requests and suggestions of Prometheus with respect to strategies for filing and prosecuting the Patent Rights. In connection with Proprius’ performance of its obligations under this Section 8.1, Proprius shall provide written notification to Prometheus of significant activities resulting from Proprius’ actions under this Section 8.1 and shall provide Prometheus with reasonable access to and copies of the records related to such activities. Accordingly, Proprius shall provide Prometheus with copies of (a) all actions, notices and other correspondence received from the U.S. Patent and Trademark Office or any foreign equivalent, (b) responses and correspondence to the U.S. Patent and Trademark Office or any foreign equivalent, and (c) the original issued patent documents, certificates or equivalents thereof. In the event Proprius elects or has elected not to pursue patent protection or to continue to prosecute or maintain any patent or patent application of the Patent Rights, Proprius shall so advise Prometheus in writing not less than [***] days prior to any potential loss of rights; then, Prometheus shall have the right, but not the obligation, to assume prosecution or maintenance of such patent or patent application of the Patent Rights. If Prometheus elects to assume maintenance of such patent or if Prometheus elects to assume prosecution of such patent application, then thereafter, the license to such patent-n the region in question shall either revert to a non-exclusive license or be removed from the Patent Rights, in the sole discretion, and upon the written election, of Prometheus.

8.2 Third Party Infringement of Patent Rights. Each Party agrees to bring to the attention of the other Party any Third Party product it discovers or has discovered which relates to any of the Patent Rights, and to cooperate with each other so that each Party can determine whether a Third Party product may infringe a Valid Claim of a Patent Right. To the extent a Party believes a Third Party may infringe the Patent Rights, the Parties shall reasonably cooperate to address such concerns. Notwithstanding such cooperation, in the event of alleged Third Party infringement, Proprius, at its sole discretion, may pursue enforcement within [***] days of obtaining knowledge of

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such alleged infringement. Prior to taking any formal action to enforce the Patent Rights or prior to communicating to the alleged infringing Third Party regarding such alleged infringement, Proprius shall notify Prometheus in writing of Proprius’ intentions to so act. [***] In the event Proprius does not pursue enforcement within the [***] day period, Prometheus, at Prometheus’ sole cost, upon prior written notice to Proprius, may (but shall be under no obligation to act) pursue such enforcement action, and if Prometheus obtains any awards or settlement, then Prometheus shall retain exclusively all settlements or awards.

8.3 Infringement involving Third Party Patents. If a Third Party commences suit, or threatens to do so, on the basis of a claim that a Licensed Product manufactured, used or sold by or on behalf of Proprius infringes a patent of such Third Party, Proprius shall be responsible for defending such claim at its sole expense, except as expressly provided in Section 11.1.

8.4 Patent Marking. Proprius shall use reasonable efforts to place all appropriate patent and other intellectual property notices, markings and indicia on Licensed Product and marketing literature for Licensed Products as needed to protect the Patent Rights and the rights for damages for infringement thereof.

9.	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

9.1 Confidentiality. It is contemplated that in the course of the performance of this Agreement each Party may disclose from time to time Confidential Information to the other Party. Each Party agrees (a) not to use Confidential Information received from the other for any purpose other than the performance of its rights and obligations hereunder, and (b) not to disclose Confidential Information so received to any Third Party, except as is necessary for such performance (provided such disclosure is subject to similar or more restrictive confidentiality obligations as set forth herein) or as is required by a court or governmental authority or with the written consent of the disclosing Party. In the event that such disclosure to a Third Party is required as set forth above, the disclosing Party shall give to the Party from whom the Confidential Information was received the greatest practical prior written notice so as to permit the latter to take all possible action to perfect and/or safeguard its rights in the Confidential Information. The obligations of the Parties relating to Confidential Information shall expire five (5) years after the later of the termination of this Agreement or the expiration of any Patent Rights; provided, however, each of Proprius’ and Prometheus’ obligations to keep Prometheus Know-how confidential shall not expire so long as such know-how is within the definition of Confidential Information provided in this Agreement.

9.2 Public Announcements. Within a reasonable time following the Effective Date of this Agreement, the Parties will issue a joint press release announcing the existence of this Agreement in the form and substance mutually agreed upon by the Parties. Except as set forth in the preceding sentence, neither Party shall make any public announcement concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates or otherwise use the name of the other Party or any of its Affiliates in any public statement or document, without the written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may make such public announcements or disclosures as may be required by regulation, law or judicial order. Except for any regulatory, legal or judicial disclosure obligation, any such public announcement proposed by a Party that names the other Party shall first be provided in draft to the other Party which shall have fifteen (15) business days to review such draft prior to the issue or publication of the disclosure. Except as expressly permitted by this Section 9.2, neither Party shall publish or otherwise disclose the existence of this Agreement, or its terms, without the other

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Party’s prior written consent; provided, however, that a Party may disclose the existence and/or terms of this Agreement to such Party’s professional advisors and, on a confidential basis and subject to a written confidentiality agreement not less stringent then the confidentiality terms contained herein and of which the other Party is a third party beneficiary, to potential Third Party investors or acquirors or, in the case of Proprius, to potential Sublicensees, in each case in connection with due diligence or similar investigations by such Third Parties.

10.	TERM AND TERMINATION

10.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect for the term of any royalty obligations under Sections 5.4 and 5.5 of this Agreement, unless otherwise terminated earlier pursuant to this Article 10.

10.2 Termination by Either Party. Either Party may terminate this Agreement upon written notice to the other Party in the event the other Party (a) materially breaches this Agreement and fails to cure such breach within [***] days after receipt of written notice of breach from the non-breaching Party, or (b) makes a general assignment for the benefit of creditors, has a receiver appointed on its behalf, or files or otherwise becomes subject to bankruptcy or insolvency proceedings which continues unstayed and in effect for a period of [***] days.

10.3 Termination by Prometheus. In addition to the rights set forth under Section 10.2 related to material breach of this Agreement by Proprius, Prometheus may immediately terminate this Agreement as set forth in Section 3.3.

10.4 Termination by Proprius. In addition to the rights set forth under Section 10.2 related to material breach of this Agreement by Prometheus, Proprius may terminate this Agreement with sixty (60) days written notice, without cause.

10.5 Rights Upon Termination.

(a) Upon termination of this Agreement pursuant to Section 10.2 or 10.3 or 10.4: (i) all rights under the licenses granted hereunder shall automatically terminate, and (ii) any sublicenses (but not any liabilities accrued to date) granted hereunder by Proprius to Third Parties shall remain in effect, but shall be assigned to Prometheus provided that: (A) such sublicense was properly granted hereunder, (B) Prometheus shall have no obligation thereunder other than the obligation to grant the license or sublicense to the applicable Third Party(ies) as set forth in such sublicenses, (C) all restrictions and limitations of this Agreement shall apply to the sublicense as though this Agreement continued in effect, (D) Prometheus shall receive all consideration due in connection with the sublicense and, in any event, the payments to Prometheus based upon the sublicense and activity thereunder shall be at least as great as they would have been to Prometheus had the Agreement remained in effect and such actions had been taken by Proprius, and (E) in addition to any termination rights under the sublicense agreement, Prometheus shall be entitled to terminate such sublicense on the same basis as is provided herein for termination of this Agreement.

(b) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, any accrued rights to payment and the obligations and rights of the Parties under Sections 1, 4, 6, 7, 9, 10, 11, and 12 shall survive expiration or termination of this Agreement.

(c) Within thirty (30) days following the termination of this Agreement, except to the extent and for so long as a Party is entitled to retain license rights under this Agreement,

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each Party shall, upon written request, deliver to the other Party any and all Confidential Information, and any copies thereof, of the other Party in its possession, except that the Party will be entitled to retain one (1) copy of all documents in its legal archives. [***]

(d) Upon termination (but not expiration) of this Agreement, Proprius agrees to immediately discontinue the manufacture and sale of the Licensed Products and the use of the Patent Rights and Prometheus Know-how; provided, however, unless this Agreement is terminated pursuant to Section 10.2 for a breach by Proprius, that for up to [***] months after such termination, Proprius shall have the right to sell any existing merchantable inventory of Licensed Products as of the date of termination at its normal prices, unless discounted prices were previously allowed or authorized by Proprius. The sale of all such inventory, however, shall be subject to all of the terms and conditions of this Agreement, including the royalty provisions of Article 5.

11.	INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

11.1 Indemnification by Prometheus. Prometheus shall indemnify, defend and hold harmless Proprius and its officers, directors, employees, agents and representatives (“Proprius Indemnitees”) from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorneys’ fees) based upon or arising out of Third Party claims resulting from Prometheus’ negligence, willful or deliberate misconduct, recklessness or breach of any covenant, agreement, representation or warranty made by Prometheus in this Agreement; provided that Prometheus shall not be required to indemnify Proprius or any Proprius Indemnitee to the extent such liabilities, claims, demands, actions, suits, losses, damages, costs and expenses arise from the negligence, willful or deliberate misconduct, or recklessness of a Proprius Indemnitee, Proprius’ breach of this Agreement or any other matter for which Proprius is responsible to indemnify Prometheus pursuant to Section 11.2 of this Agreement.

11.2 Indemnification by Proprius. Proprius shall indemnify, defend and hold harmless Prometheus and its officers, directors, employees, agents and representatives (“Prometheus Indemnitees”) from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorneys’ fees) based upon or arising out of Third Party claims resulting from Proprius’ (or its Affiliates’ or Sublicensees’) negligence, willful or deliberate misconduct, recklessness, or relating to the development or commercialization of Licensed Products or Patent Rights hereunder by Proprius (or its Affiliates or Sublicensees) or breach of any covenant, agreement, representation or warranty made by Proprius (or its Affiliates or Sublicensees) in this Agreement; provided that Proprius shall not be required to indemnify Prometheus or any Prometheus Indemnitee to the extent such liabilities, claims, demands, actions, suits, losses, damages, costs and expenses arise from the negligence, willful or deliberate misconduct, or recklessness of a Prometheus Indemnitee, Prometheus’ breach of this Agreement or any other matter for which Prometheus is responsible to indemnify Proprius pursuant to Section 11.1 of this Agreement.

11.3 Conditions of Indemnification. If either Party proposes to seek indemnification from the other under the provisions of this Article 11, it shall notify the other Party within fifteen (15) days of receipt of notice of any such claim or suit and shall cooperate fully with the other Party in the defense of such claims or suits. No settlement or compromise shall be binding on a Party hereto without

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its prior written consent which shall not be unreasonably withheld. Failure to provide such notice will not relieve indemnity obligation except to the extent adversely effected by failure to receive notice.

11.4 Insurance. During the Term, Proprius shall carry occurrence-based liability insurance with policy limits of at least two million dollars ($2,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate. Upon request, Proprius shall provide Prometheus with evidence of such insurance. Proprius shall have Prometheus and its respective Affiliates, directors, officers, employees, scientists and agents named as additional insured parties on any product liability insurance (or professional liability insurance covering services) policies maintained by Proprius, its Affiliates and Sublicensees applicable to the Licensed Products, and shall ensure that such insurance may not be amended, terminated or allowed to expire without thirty (30) days’ prior notice to such additional insureds.

11.5 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF CLARITY, NOTHING IN THIS SECTION IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY WITH RESPECT TO THE CHARACTERIZATION OF ANY CLAIM BY A THIRD PARTY AS SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

12.	MISCELLANEOUS

12.1 Entire Agreement. This Agreement, together with the exhibits, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. Notwithstanding anything in this Section 12.1 to the contrary, the Confidentiality Agreement between the Parties effective November 4, 2005, shall remain in full force and effect.

12.2 Amendment or Modification. No amendment, modification or release from any provision of this Agreement shall be binding, unless in writing signed by an authorized representative of each Party, and no purchase order or acknowledgment form of a Party shall be binding on the other Party.

12.3 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

12.4 Assignment. Neither Party shall assign this Agreement in whole or in part without the prior written consent of the other Party; provided, however, that subject to Section 2.6 herein, either Party may assign this Agreement without such consent to an Affiliate, in connection with the transfer or sale of substantially its entire business to which this Agreement pertains, or in the event of its merger or consolidation with another company; provided, that, for purposes of clarity, intellectual property rights of a party to such transaction other than one of the initial Parties to this Agreement shall not be included in the technology licensed hereunder. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

12.5 Independent Contractor. It is expressly agreed that Prometheus and Proprius shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statement, representations or commitments of any kind on behalf of the other, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

12.6 Notices. All notice hereunder shall be in writing and shall be delivered (a) personally, (b) by overnight delivery, delivery prepaid, (c) mailed by express mail service, or (d) given by facsimile, to the following addresses of the respective Parties:

If to Prometheus:

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, California 92121

Attn: Chief Executive Officer

Facsimile Number: (858) 410-1945

With a copy to:

Legal Department

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, California 92121

Facsimile Number (858) 410-1945

If to Proprius:

12264 El Camino Real, Suite 350

San Diego, California 92130

Attn: Chief Executive Officer

Facsimile Number: (858) 225-3553

Notices shall be effective upon receipt if personally delivered, on the next business day following deposit with an overnight delivery service, on the second business day following the date of delivery to the express mail service if sent by express mail, or the date of transmission (or next business day if transmitted on a non-business day) if sent by facsimile and the sending machine prints a verification of receipt by the receiving machine. A Party may change its address listed above by notice to the other Party.

12.7 Force Majeure. Any delay in the performance of any of the duties or obligations of either Party under this Agreement caused by an event outside the affected Party’s reasonable control shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include, without limitation: acts of God; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; earthquakes; floods; shortages of material or energy; or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

12.8 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of California, without regard to conflicts of law principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

12.9 Dispute Resolution. The parties hereto expressly agree that in the event of any dispute, controversy or claim by any party against the other party regarding this Agreement, the prevailing party shall be entitled to reimbursement by the other party to the proceeding of reasonable attorney’s fees and costs incurred by the prevailing party. Any dispute, controversy or claim arising hereunder or in any way related to this Agreement shall be resolved by arbitration in the County of San Diego, State of California by JAMS-Endispute. The arbitration shall be conducted by a sole arbitrator appointed by JAMS-Endispute (the “Arbitrator”). The Arbitrator’s decision shall be final and binding on all parties. The Arbitrator shall have no authority to award damages for emotional distress, punitive damages or equitable relief. The parties intend that this arbitration provision be irrevocable and be construed as broadly as possible. The arbitration shall be governed by the provisions of California’s Arbitration Act, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. Notwithstanding the above, to the full extent allowed by law, either Party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect the Parties’ rights or enforce the Parties’ obligations under this Agreement pending final resolution of any claims related thereto in an arbitration proceeding as provided above. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights.

12.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and its respective assigns and successors in interest.

12.11 Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of the Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

12.12 Exhibits. All exhibits that are attached to this Agreement are incorporated herein by reference.

12.13 Headings. The headings used in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12.14 Counterparts. This Agreement may be executed in two (2) or more original counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by its duly authorized officer as of the Effective Date.

PROMETHEUS LABORATORIES INC.		PROPRIUS, INC.

By:	/s/ Joseph M. Limber	By:	/s/ Michael J. Walsh

Printed Name:	Joseph M. Limber	Printed Name:	Michael J. Walsh

Title:	President, CEO	Title:	President & CEO

Date:	September 19, 2007	Date:	September 13, 2007

Exhibit 1.9

PATENT RIGHTS

MTX PORTFOLIO

CONFIDENTIAL

PATENT PROPERTY STATUS REPORT

TTC Ref Country ATTY(s) Handling	Client’s Ref	Title	Inventor	Application No. Filing Date	Patent No. Issue Date	Status Remarks
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]
[***]		[***]	[***]	[***]		[***]

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